                                                                  EXHIBIT 10.73

                                                                   PENNSYLVANIA



                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,

                                   LANDLORD

                                      AND

                        THE IMMUNE RESPONSE CORPORATION

                                    TENANT

                                      FOR

                    680 ALLENDALE ROAD, KING OF PRUSSIA, PA

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

                               TABLE OF CONTENTS

                                                                          PAGE
1.    SUMMARY OF DEFINED TERMS...............................................1

2.    PREMISES...............................................................3

3.    TERM...................................................................3

4.    CONSTRUCTION BY LANDLORD...............................................3

5.    FIXED RENT; SECURITY DEPOSIT...........................................4

6.    ADDITIONAL RENT........................................................5

7.    UTILITIES.............................................................11

8.    SIGNS; USE OF PREMISES AND COMMON AREAS...............................11

9.    ENVIRONMENTAL MATTERS.................................................13

10.   TENANT'S ALTERATIONS..................................................15

11.   CONSTRUCTION LIENS....................................................17

12.   ASSIGNMENT AND SUBLETTING.............................................18

13.   LANDLORD'S RIGHT OF ENTRY.............................................22

14.   REPAIRS AND MAINTENANCE...............................................23

15.   INSURANCE; SUBROGATION RIGHTS.........................................24

16.   INDEMNIFICATION.......................................................26

17.   QUIET ENJOYMENT.......................................................27

18.   FIRE DAMAGE...........................................................27

19.   SUBORDINATION; RIGHTS OF MORTGAGEE....................................28


                                     -ii-
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20.   CONDEMNATION..........................................................29

21.   ESTOPPEL CERTIFICATE..................................................30

22.   DEFAULT...............................................................30

23.   CURING TENANT'S DEFAULTS..............................................35

24.   LANDLORD'S REPRESENTATIONS AND WARRANTIES.............................36

25.   SURRENDER.............................................................36

26.   RULES AND REGULATIONS.................................................28

27.   GOVERNMENTAL REGULATIONS..............................................37

28.   NOTICES...............................................................38

29.   BROKERS...............................................................38

30.   CHANGE OF BUILDING/PROJECT NAME.......................................38

31.   LANDLORD'S LIABILITY..................................................38

32.   AUTHORITY.............................................................38

33.   NO OFFER..............................................................39

34.   [RENEWAL..............................................................39

35.   ROOF RIGHTS...........................................................39

36.   MISCELLANEOUS PROVISIONS..............................................40

37.   WAIVER OF TRIAL BY JURY...............................................45

38.   CONSENT TO JURISDICTION...............................................45


                                     -iii-
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

EXHIBITS

EXHIBIT "A"  -  SPACE PLAN OF PREMISES
EXHIBIT "B"  -  RENTAL SCHEDULE
EXHIBIT "C"  -  PARKING AREA
EXHIBIT "D"  -  CONSTRUCTION DOCUMENTS
EXHIBIT "E"  -  LIST OF MATERIALS AND PERMITS
EXHIBIT "F"  -  FORM OF NON-DISTURBANCE AGREEMNET
EXHIBIT "G"  -  RULES AND REGULATIONS

                                    LEASE

     THIS LEASE ("Lease") entered into as of the 1st day of November, 1999, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having its principal office at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("Landlord"), and THE IMMUNE RESPONSE CORPORATION, a Delaware corporation with its principal place of business at 5935 Darwin Court, Carlsbad, California ("Tenant").

                                  WITNESSETH

          In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   SUMMARY OF DEFINED TERMS.

          The parties agree that the following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

          (a) "BUILDING": The Building owned by Landlord in fee and located at 680 Allendale Road, King of Prussia, Pennsylvania, and identified as Unit 680 in the condominium complex known as Brandywine King of Prussia.

          (b) "PROJECT": The Building, the land, the portions of the Parking Area (as hereinafter defined) which are for the exclusive use of Tenant and all other improvements located at 680 Allendale Road, King of Prussia, Pennsylvania.

          (c) "PREMISES": Unit No. 680, which the parties hereto hereby stipulate and agree is the entire 52,528 square feet of the Building shown on the space plan attached hereto as Exhibit "A" and made a part hereof.

          (d) "TERM": From November 1, 1999 to October 31, 2011.

          (e) "FIXED RENT": Tenant shall pay to Landlord fixed rent as set forth in the Rental Schedule attached hereto as Exhibit "B" and made a part hereof.

          (f) "SECURITY DEPOSIT": $35,000.00;

          (g) "EFFECTIVE DATE": As of November 1, 1999;

          (h) "TENANT'S ALLOCATED SHARE": 100%:

          (i) "RENTABLE AREA":       Premises 52,528 ft.
                                     Building 52,528 ft.

          (j) "PERMITTED USES": Tenant's use of the Premises shall be limited to general bio-pharmaceutical research and development, product production and distribution, including, general office and industrial uses and storage incidental thereto, in accordance with all applicable laws and in keeping with existing governmental zoning and permitted uses.

          (k) "BROKER": CB Richard Ellis;

          (l) "NOTICE ADDRESS/CONTACT"

              Tenant:               The Immune Response Corporation
                                    5935 Darwin Court
                                    Carlsbad, CA 92008
                                    Attn:        Paula B. Atkins
                                                 Vice President - Administration


              With a copy to:       Eric A. Kremer, Esquire
                                    Pillsbury, Madison & Sutro LLP
                                    Carmel Valley Center One
                                    11975 El Camino Real
                                    Suite 200
                                    San Diego, CA 92130-2593

              Landlord:             BRANDYWINE OPERATING
                                    PARTNERSHIP, L.P.
                                    14 Campus Blvd., Suite 100
                                    Newtown Square, Pennsylvania 19073
                                    Attn:        Anthony A. Nichols, Jr.
                                                 Vice President of Operations

              With a copy to:       Brandywine Realty Trust
                                    14 Campus Blvd.
                                    Suite 100
                                    Newtown Square, Pennsylvania 19073
                                    Attn:        Brad A. Molotsky, Esquire
                                                 General Counsel


          (m) "TENANT'S STANDARD INDUSTRIAL CLASSIFICATION NUMBER": 2836.

          (n) "ADDITIONAL RENT": All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

          (o) "RENT": All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

          (p) "PARKING AREA": The part of the Project which shall at all times include not less than 100 parking spaces allocated for the exclusive use of Tenant, as outlined in red on the site plan attached hereto as Exhibit C and made a part hereof.

     2. PREMISES. Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

     3. TERM. The Term of this Lease shall commence (the "Commencement Date") on the Effective Date, which shall be as of November 1, 1999, and shall expire on October 31, 2011.

     4. CONSTRUCTION BY LANDLORD. Landlord hereby agrees to perform the construction services set forth below at its sole cost and expense:

          (a) Landlord hereby agrees to replace the entranceway steps on the walkway from the Building located on the Southeast corner of the Building closest to 3rd Avenue and Allendale Road.

          (b) Landlord hereby agrees to install a screen around the equipment located on the Southeast side of the Premises facing 660 Allendale Road.

          (c) Landlord hereby agrees to reconfigure and repair the Parking Area in accordance with the site plan attached hereto as Exhibit C-1 and made a part hereof and to re-stripe and re-coat the parking lot.

          (d) The work to be performed by Landlord in accordance with subsections (a), (b) and (c) above shall be referred to collectively herein as the "Landlord's Work."

          (e) Except as set forth in subsections (a) and (b) above, Landlord is not obligated to do any construction. However, Landlord shall provide Tenant with a construction allowance equal to $10.00 psf or $525,280.00 (five hundred twenty five thousand two hundred eighty dollars). Such allowance shall be paid by Landlord upon substantial completion of the Tenant's Work as described on the enclosed construction documents as part of Exhibit "D" attached hereto and made a part hereof. Landlord acknowledges that the Landlord has reviewed and approved the Tenant's proposed construction drawings. Subject to the terms and conditions of this Lease, Tenant will have the sole and exclusive right to construct its own tenant improvements.

     5.   FIXED RENT; SECURITY DEPOSIT.

          (a) Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by wire transfer of immediately available funds to the account at First Union National Bank, account no. 2030000359075; such transfer to be confirmed to Brandywine Realty Services Corporation's accounting department (610-325-5622 - fax) by written facsimile with ABA routing number 031000503. Notwithstanding the immediately preceding sentence, the first month's installment and the security deposit shall be paid upon the execution of this Lease by Tenant by two separate checks. Otherwise, Fixed Rent shall not commence nor be due and owing until the Commencement Date.

          (b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord within ten (10) days of the date due, Tenant shall also pay as Additional Rent a service and handling charge equal to ten (10%) percent of the total payment then due. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

          (c) Tenant shall be required to pay a security deposit of Thirty Five Thousand Dollars ($35,000) under this Lease (the "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. Landlord hereby acknowledges that Tenant shall have a credit against the security deposit in the amount of Twenty-Seven Thousand Five Hundred Sixteen Dollars and Sixty-Seven Cents ($27,516.67), representing the existing security deposit under the Lease currently in effect between Landlord and Tenant (the "Current Lease"). No interest shall be paid to Tenant on the Collateral. If Tenant fails to perform any of its obligations hereunder after applicable cure periods have expired, if any, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall cure Tenant's default to the extent of Landlord's use or application thereof, but shall not otherwise prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount.

     If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph or otherwise with respect to the Collateral.

     In the event of a sale of the Project and Building of which the Premises form a part, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral; and Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

     6.   ADDITIONAL RENT.

          (a) Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after Landlord certifies to Tenant the amount thereof, the following charges ("Recognized Expenses"), without deduction or set off, such charges to be based upon Tenant's Allocated Share of such charges, as stated in Article 1(h) herein.

                 (1) INSURANCE PREMIUMS. All premiums paid or payable by Landlord for insurance with respect to the Project, which premiums shall be reasonable in context of both the Project and customary commercial insurance coverage in the marketplace, as follows: (a) fire and extended coverage insurance (including demolition and debris removal); (b) insurance against Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from fire or other casualty; (c) Landlord's comprehensive liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require.

If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. If any such insurance is provided by blanket coverage, the part of the premium allocated to the Project shall be equitably determined by Landlord but shall not exceed the amount of premium due if insurance was provided by a policy only insuring the Project. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the reasonable amount of such increase.

                 (2) OPERATING EXPENSES. The reasonable costs and expenses related to the following activities with regard to the Project incurred and paid by Landlord during the Term, including:

                        (a) All costs and expenses relating to taxes, removing snow, ice and debris and maintaining all landscape areas (including the placing and replanting of flowers, shrubbery and trees, maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the commencement date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant's space), if applicable) required of Landlord under applicable laws, rules and regulations. Landlord's obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances.

                        (b) All costs and expenses incurred by Landlord for all replacement or repairs to the Parking Area, including, but not limited to, re-striping and re-coating the Parking Area, once Landlord has completed the reconfiguration and repair of the Parking Area and the re-striping and re-coating of the parking lot in accordance with Section 4(c) hereof.

                        (c) All costs and expenses incurred by Landlord for ordinary compliance type environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, necessary except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable.

                        (d) Capital expenditures to the extent considered as an Operating Expense under this Article 6, shall be included as Operating Expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles.

                 (3) EXCLUSIONS. Notwithstanding the foregoing, the term "Recognized Expenses" shall NOT include any of the following:

                    (a) Repairs or other work occasioned by fire, windstorm or other insured casualty plus and "deductibles" or by the exercise of the right of eminent domain;

                    (b) Leasing commissions, accountants', consultants', auditors' or attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

                    (c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Landlord's Work;

                    (d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

                    (e) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants;

                    (f)  Depreciation and amortization;

                    (g) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

                    (h) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

                    (i) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

                    (j) Ground rents or rentals payable by Landlord pursuant to any over-lease;

                    (k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                    (l) All items and services for which Tenant reimburses Landlord or which Landlord provides selectively to one or more tenants or occupants of the building (other than Tenant) without reimbursement;

                    (m) Costs incurred in managing or operating any "pay for" parking facilities within the Project;

                    (n) Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations; or

                    (o) Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building or the Project.

          (b) Tenant shall be required to pay all Taxes imposed on the Project. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term (as may be extended) or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. In the event that the real estate tax bills for the property of which the Project is apart are broken down to tax separately the Building and the land surrounding the Building that is designated as the parking area, then the Tenant's responsibility shall be to pay all of the real estate taxes set forth in said real estate tax bills. In the event that there is not a separate real estate tax bill for the Building and the land surrounding the Building, as noted aforesaid, then the Tenant shall be required to pay its pro-rata portion of the real estate tax bills for the property of which the Project is a part in two (2) components as follows: (i) with regard to that portion of the real estate tax bills relating to all of the buildings located on the property of which the Project is a part, the Tenant shall pay its pro-rata share of said real estate taxes based upon the square footage of the Premises to the total square footage of all buildings located on the property of which the Project is a part, and (ii) with regard to that portion of the real estate tax bills representing a tax assessment for the land of the property of which the Project is a part, including the Parking Area and the land under the above-described buildings, the Tenant shall pay its equitable share of real estate taxes for said land on a pro-rata basis.

               Nothing herein contained shall be construed to include as Taxes:
(A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any Taxes resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

          (c) Beginning on the Commencement Date, with the payment for the month of November, 1999 due on the date of the execution of this Lease, Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Recognized Expenses and Taxes, the estimated amount of such Recognized Expenses and Taxes for such year as determined by Landlord in its reasonable discretion and as set forth in a notice, such notice to include the basis for such calculation, to be provided to Tenant prior to such date. Until the estimate is modified from time to time by Landlord via written notice to Tenant at least thirty (30) days prior to any adjustment, the monthly installments to be paid by Tenant on account of Tenant's Allocated Share of Recognized Expenses and Taxes shall be based upon an annual charge of Seventy-Five Thousand Dollars ($75,000.00), which equals monthly payments in the amount of Six Thousand Two Hundred Fifty Dollars ($6,250.00) per month. Prior to the end of that year and hereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes and Landlord shall indicate what Tenant's projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

               Tenant shall have the right, at its sole cost and expense, to audit or have its appointed accountant audit Landlord's records relating to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the then current calendar year. In the event Tenant's audit discloses any discrepancy in the amount of the Recognized Expenses or Taxes, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Delaware County, Pennsylvania. The decision rendered in such Arbitration shall be final, binding and non-appealable. The expenses of Arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual recognized expenses exceeded those claimed by the Landlord by more than five percent (5%), the actual, reasonable hourly costs to Tenant of Tenant's audit (including legal and accounting costs) shall be reimbursed by Landlord. Tenant agrees not to utilize a contingent fee auditor.

               If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord, following sixty (60) days written notice to Tenant, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.

                  In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy and certain expenses do not (E.G., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

                  Within four (4) months following the end of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant an itemized statement of actual expenses incurred for Recognized Expenses and Taxes for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. If Landlord is unable to provide final statements on or before April 30 of each Lease Year, Landlord shall provide Tenant with its unaudited internal estimates of such costs by April 30, with the caveat that the final statements may deviate from the estimate provided. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses and Taxes until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

                  Each of the Recognized Expense and Amount of Taxes, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent.

                  Landlord will provide Tenant with a copy of the real estate tax bills for the Premises promptly after the Landlord's receipt of the same. The failure of the Landlord to furnish copies of said real estate tax bills to Tenant shall not be deemed to be a default under this Lease unless the Landlord fails to furnish copies of said real estate tax bills within ten (10) days after receipt of written notice from Tenant requesting said real estate tax bills.

                  If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses and Taxes shall be accepted by the parties as the actual Recognized Expenses and Taxes for the year the Lease ends unless and until Landlord provides Tenant with actual statements in accordance with this subsection 6(c).

         7. UTILITIES. From and after the Commencement Date, Tenant shall make arrangements with each utility company and public body to provide, in Tenant's name, gas, electricity, water, sewer, telephone, heat, and air conditioning necessary for Tenant's use of the Premises, and Tenant shall cause all such utilities to be separately metered, to the extent possible. Tenant shall pay directly to the companies furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term. If the water service is not separately metered, Landlord shall pay water bills for the Building, and Tenant shall pay to Landlord prior to the time when each bill becomes due an amount determined by Landlord based on the actual cost thereof attributable to Tenant's usage. In the event that Tenant fails to pay in a timely manner any sum required under this Section, Landlord shall have the right, but not the obligation, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) business days after written demand therefor.

                  Tenant's obligations for the payment of the costs incurred for utilities that serve the Premises prior to the termination of this Lease shall survive termination hereof.

                  Landlord shall provide 7 days per week, 24 hour per day ("Working Hours"), excluding legal holidays, the Premises with heat and air-conditioning in the respective seasons for comfortable occupancy of the subject premises, and provide the Premises with electricity for lighting and usual office equipment.

         8. MANAGEMENT FEE. Tenant shall be required to pay to Landlord an annual management fee ("Management Fee") in the amount of four percent (4%) of the annual fixed rent to be paid by Tenant to Landlord during the Term (as may be extended) of this Lease. The Management Fee shall be paid on a monthly basis commencing on the Commencement Date.

         9.       SIGNS; USE OF PREMISES AND COMMON AREAS.

                  (a) Tenant, at its sole cost and expense and option, will provide Building and monument signage in a location and style of design acceptable to Landlord. Landlord's approval shall not be unreasonably withheld or delayed. The subject signage will be compatible with building design and shall conform with all applicable local government codes, shall be fully visible and free of any and all obstructions such as landscaping and such visibility shall be maintained throughout the Term (as may be extended). Tenant shall be required to obtain, at its sole cost and expense, all permits and approvals necessary for said signage. Landlord will cooperate with Tenant in an effort to obtain said approvals.

                  (b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, taking into consideration such factors as environmental impact, the use of other leased premises on the property of which the Premises is a part by other tenants, the effect on insurance rates of said proposed use and other reasonable factors deemed by Landlord to be relevant in its decision; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Article 30 herein. No machinery or equipment shall be permitted that shall cause excessive vibration, noise or disturbance beyond the Premises. Provided that the Tenant is not in breach of any of its obligations under this Lease and continues to pay all of its rental and additional payment obligations under this Lease, the Tenant shall have the right to vacate the Premises no more than one (1) time during each eighteen
(18) month period during the Term or any renewal term of this Lease for a period of up to six (6) months. In the event that the Tenant vacates the Premises for a period longer than 6months or vacates or otherwise abandons the Premises more than one (1) time during each eighteen (18) month period during the Term or any renewal term of this Lease, Tenant shall be in default under this Lease. The term "vacate" , as used therein, shall be defined as the Tenant failing to open for business or removing substantially all of its client files or its furniture and equipment and personal property from the Premises.

                  (c) Tenant shall not overload any floor or part thereof in the Premises or the Building which exceeds the floor loading capacity of the subject building, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

                  (d) Tenant shall not install in or for the Premises, without Landlord's prior written approval with Landlord's said approval not to be unreasonably withheld, conditioned or delayed, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity.

                  (e) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

                  (f) Tenant shall have the right to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Attached to the Lease as Exhibit C is the Parking Area. Landlord has designated in red certain potential parking spaces comprising the Parking Area designated on Exhibit C. At all times, Landlord shall designate for exclusive use by Tenant a minimum of 100 spaces for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant's permitted use of the Premises. Out of said 100 spaces, the 67 spaces that have been designated in orange will be permanent parking spaces provided for Tenant's use and shall not be relocated at any time by Landlord, except as otherwise provided for herein, without the prior written consent of Tenant (the "Permanent Spaces"). With regard to the remaining 33 spaces, said 33 spaces shall be selected by Landlord within the circle drawn in yellow (the "Yellow Area") on Exhibit D (the "33 Spaces"). Upon not less than 10 business days prior written notice to Tenant, Landlord may relocate the 33 Spaces within the Yellow Area. In connection with the Landlord's construction activities affecting the Project, Landlord shall have the right, upon not less than 10 business days prior written notice to Tenant to relocate the Permanent Spaces and/or the 33 Spaces within the area drawn in red on Exhibit D (the "Temporary Relocation Area"). In connection with the relocation of the Permanent Spaces and the 33 spaces within the Temporary Relocation Area, Landlord agrees that it: (i) shall use all reasonable efforts to minimize the impact of its construction activities on the Tenant,
(ii) shall use all reasonable efforts to complete its construction activities on an expedited basis, and (iii) shall use all reasonable efforts to keep the Tenant informed, on a routine basis, in connection with the progress of its construction activities. Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease. Such regulation shall not be interpreted, supplemented or modified in a manner which materially and adversely affects Tenant's use or occupancy of the premises under this Lease. The parking provided to Tenant under this subsection (f) shall be at no cost to Tenant during the Term (and any extensions thereof) and shall be exclusive to Tenant except in the event of emergency.

    10.  ENVIRONMENTAL MATTERS.

         (a)  HAZARDOUS SUBSTANCES.

              (i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act,
42 U.S.C. 9601 ET SEQ., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part
302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an "Applicable Environmental Law").

              (ii) Tenant may bring to and use at the Premises, hazardous substances, supplies or other items, incidental to its normal business operations under the SIC Code referenced in paragraph 1(n) above in de minimis quantities in accordance with Applicable Environmental Law. Tenant shall store and handle such substances in strict accordance with applicable Environmental Law. Notwithstanding the foregoing language contained in this subsection (ii), Tenant shall have the right to store and handle those materials listed in Exhibit E attached hereto (as the same may be updated as provided below) and made a part hereof (collectively, the "Materials"), and the storage and handling of said Materials in strict accordance with Applicable Environmental Law shall not be deemed to be a breach of this Lease. Also attached as Exhibit F is a copy of all permits obtained by Tenant from the appropriate environmental authorities permitting Tenant to utilize said Materials and Tenant hereby covenants to renew, update or obtain any and all other permits necessary in order to comply with Applicable Environmental Law. Tenant shall have the right to update the list of Materials on an annual basis and to add materials thereto, provided that the addition of any materials not set forth in Exhibit E shall be subject to at least ten (10) days' prior written notice to, and the reasonable approval of, the Landlord; provided, however, that Tenant shall be permitted to add additional materials, and the Landlord shall be deemed to have given its reasonable approval thereto provided that the Food & Drug Administration or other governmental or regulatory authority has required Tenant to utilize said additional material or materials, in which event the addition of said material or materials shall be permitted, unless said materials, it not utilized in accordance with all Applicable Environmental Law, would have a potential material, adverse environmental impact on the Building, the Project, the Premises or any operations thereon. Any added materials shall be purchased, stored, handled, utilized and disposed of in strict accordance with all Applicable Environmental Law. With regard to any Materials or additional materials utilized by Tenant in connection with this Article 10, Tenant shall be required, before receiving, storing, handling or using any said materials, to obtain all federal, state and local licenses, permits and approvals required by Applicable Environmental Law.

         (b)  SIC NUMBERS.

              (i) Tenant represents and warrants that Tenant's SIC (Standard Industrial Classification) number as designated in the Standard
Classification Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

              (ii) Except for the Materials permitted in accordance with
Section 10(a)(ii) hereof, Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under any Applicable
Environmental Law. Tenant further covenants that it will not cause or permit to exist any "discharge" (as such term is defined under Applicable Environmental Laws on or about the Premises.

              (iii) Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining thereto.

              (iv) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building of which the Premises form a part. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings reasonably required by Landlord and related to Tenant's activities at the Premises, (2) allow inspections and testing of the Premises subject to prior notice and compliance with Tenant's security requirements, and (3) as respects the Premises occupied by Tenant, perform any requirement reasonably requested by Landlord necessary for the receipt of Applicable Environmental Laws approval, provided the foregoing shall not require interruption or modification of Tenant's permitted use of the premises for the uses permitted under the lease and shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant's activities at the Premises.

         (c)  ADDITIONAL TERMS.

              (i) In the event of Tenant's failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant's failure to cure within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate until payment at the rate provided in this Lease.

              (ii) The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue or violation of applicable Environmental Law at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.

              (iii) This Article 10 shall survive the expiration or sooner termination of this Lease.

    11.  TENANT'S ALTERATIONS.

         (a) Except as otherwise provided in this subsection (a), Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Landlord's consent shall not be required with regard to those alterations that, in the aggregate, cost less than $50,000.00 for each calendar year during the Term or any renewal term of this Lease, provided said alterations are non-structural in nature, do not affect the structural integrity of the Building, do not in any material respect affect the cosmetic style of the Building and do not adversely affect any utility systems or other building systems in or for the Building. In addition, Landlord's consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building. Tenant shall be required to furnish to Landlord a full set of proposed plans and specifications for the Alterations. If Landlord approves Tenant's Alterations for which such approval is required and agrees to permit Tenant's contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord; (ii) construction documents prepared and sealed by a registered Pennsylvania architect if such alteration is in excess of $15,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Tenant shall be deemed to own all Alterations that are not deemed to be fixtures subject to the provisions of this Section 11; provided, however, that Landlord and Tenant agree that the Trade Fixtures of Tenant (as hereinafter defined) shall not be deemed to be fixtures for purposes of this
Section 11. The term "Trade Fixtures", for purposes of this Section 11, shall be comprised of the furniture, fixtures and equipment utilized by Tenant in connection with its business operations and shall include items such as, but not limited to, freezers, ovens, autoclaves and other equipment that would not be deemed to be fixtures except for the fact that said items are hooked or bolted or otherwise affixed onto existing fixtures of the Building. At the expiration or sooner termination of this Lease, Tenant shall be required to remove, at its sole cost an expense, all Trade Fixtures in a good and workmanlike manner so as not to damage the Premises or Building. Tenant shall be responsible for the repair of any damage caused by the removal of the Trade Fixtures and shall be required, at its sole cost and expense, to restore any areas affected by this Section 11(a) to a "vanilla shell" condition.

          (b) Not earlier than nine (9) months and not later than six (6) months prior to the expiration of the Term or the Renewal Term of this Lease, Tenant shall furnish to Landlord a written list of those items that Tenant desires to remove from the Building upon said expiration. The Landlord shall, within thirty (30) days of the receipt of said notification from Tenant, determine, in its sole and exclusive discretion, and provide to Tenant a written list and/or category of items (i) that Tenant shall be required to remove from the Building in order to return the Building to a "vanilla shell" condition for generic industrial space, and (ii) that Landlord agrees may be left in the Building by Tenant. Tenant shall be permitted to remove those items, as determined by Landlord in its reasonable judgement, that do not affect its obligation to return the Building to a "vanilla shell" condition for generic industrial space. In the event of any disagreement between the Landlord and the Tenant with regard to any item set forth in this Section 11(b), said item shall be required to be removed by Tenant unless said item is an item that Landlord requires remain in the Building as part of the "vanilla shell." Subject to the provisions of this Section 11(b), all items left on the Premises by Tenant shall be the Landlord's property and shall remain on the Premises without compensation to Tenant. Any installations, removals and restoration by Tenant shall be in accordance with this Section 11(b) and shall be accomplished at Tenant's sole cost and expense in a good and workmanlike manner so as not to damage the Premises or Building. Tenant shall be responsible for the repair of any damage caused by such installation, removal and restoration and shall be required, at its sole cost and expense, to restore any areas affected by this Section 11(b) to a "vanilla shell" condition.

          (c) If Tenant fails to remove any items required to be removed pursuant to Section 11(a) or 11(b) hereof no later than the date of the expiration or earlier termination of this Lease, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord.

     12.  CONSTRUCTION LIENS.

          (a) Tenant will not voluntarily suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's reasonable costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

          (b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

     13.  ASSIGNMENT AND SUBLETTING.

          (a) For any assignment and subletting, subject to the remaining subsections of Article 13, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, which consent is not to be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 13(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord. Tenant may assign the subject lease or may sublet the premises or any part thereof, without Landlord's consent after notice, to any subsidiary, parent, affiliate or controlled corporation which is owed at least 50% by Tenant, or to any corporation to which Tenant may be converted or with which it may merge with Tenant as survivor, or who acquires substantially all of Tenant's stock or assets provided that as to asset acquisitions, (A) the financial condition of the proposed assignee or sublessee is at least equal to the financial condition of the Tenant as of the date of this Lease, as determined by Landlord in its reasonable judgement, and (B) the prospective assignee and the Tenant enter into an Assignment and Assumption Agreement with Landlord in form and substance satisfactory to Landlord and its legal counsel, providing, INTER ALIA, that the Tenant shall remain bound to Landlord under the Lease. For any other subletting, Landlord agrees that it will not unreasonably withhold, condition or delay its consent.

          (b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment of sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale, depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant ("Landlord's Election Notice") within forty-five (45) days next following Landlord's receipt of Tenant's notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease in the instance of a proposed assignment, or recapture that portion of the Premises proposed to be sublet (and a pro-rata portion of designated and non-designated parking spaces, as aforesaid) and terminate the Lease with respect thereto, in the instance of a proposed sublease; provided, however, that in the event that the Landlord elects to recapture the Premises or such portion as is proposed by Tenant to be sublet, Tenant shall be permitted to withdraw its request for an assignment or sublease by furnishing written notice thereof to Landlord within five (5) days of the date of the Landlord's Election Notice. The Landlord, if it so elects, as an alternative to its option to recapture the Premises or such portion as is proposed by Tenant to be sublet, shall have the right to allow said assignment or sublease and, in said instance, Landlord shall be entitled to retain one hundred percent (100%) of any additional payments (over and above the Rent and Additional Rent payable under this Lease) received by Tenant from said assignee or sublessee in connection with the assignment or sublease of all or part of the Premises after Tenant's recovery of those reasonable costs and expenses incurred directly in connection therewith. Notwithstanding the language contained in this subsection (b), the Tenant shall have the one time right to sublease up to 5,000 square feet of space in the Premises, subject to the Landlord's approval in accordance with
Section 13(a) hereof, without the Landlord having the right to recapture said space provided that said sublease is to one single sublessee for a one time sublease right only. In the event that the sublease is for more than 5,000 square feet, or in the event that the sublease is not the first sublease request under this Section 13, then Landlord shall have all of the recapture rights set forth in this subsection (b). NOTWITHSTANDING THE LANGUAGE CONTAINED IN THIS SECTION 14(b), THE TENANT SHALL HAVE THE RIGHT TO SUBLEASE ONE HUNDRED PERCENT (100%) OF THE PREMISES FROM TIME TO TIME WITHOUT TRIGGERING THE RIGHT OF THE LANDLORD TO RECAPTURE THE PREMISES UNDER THIS
SECTION 13(b) PROVIDED THAT (i) ALL OF THE OTHER TERMS AND CONDITIONS SET FORTH IN THIS SECTION 13 AND THIS LEASE ARE MADE SUBJECT TO SAID SUBLEASE, AND (ii) LANDLORD RECEIVES ONE HUNDRED PERCENT (100%) OF THE EXCESS RENT RECEIVED BY TENANT FROM SAID SUBLESSEE (WITH NO DEDUCTION OF ANY COSTS OR EXPENSES INCURRED BY TENANT IN CONNECTION THEREWITH), AND (iii) LANDLORD SHALL HAVE THE FULL RIGHT TO RECAPTURE THE PREMISES IN THE EVENT THAT SAID PROPOSED SUBLEASE WOULD OCCUR WITHIN THE LAST THREE (3) YEARS OF THE ORIGINAL TERM OF THIS LEASE OR THE LAST EIGHTEEN (18) MONTHS OF ANY RENEWAL OPTION UNDER THIS LEASE.

         (c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. The cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable code requirements and Landlord's then-standard base building specifications, shall be performed by Landlord's contractors, at Tenant's sole cost and expense. Upon the completion of any recapture and termination as provided herein, Tenant's remaining Fixed Rent, Operating Expense and remaining monetary obligations of Tenant shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

          (d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord's notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord's prior written consent as aforesaid within five (5) months next following Landlord's notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord's consent to the proposed transaction, whereupon Landlord's right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

                 For purposes of this Section 13(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth less than the net worth of Tenant at the time Tenant executes this Lease, or which is otherwise not acceptable to Landlord in Landlord's reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee or sublessee, in Landlord's reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is substantially less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (vi) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than four (4) parking spaces per per 1,000 rentable square feet of floor space, or (vii) the nature of such party's proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the "Permitted Use" specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord's reasonable judgement, otherwise be incompatible with other tenancies in the Building.

          (e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be paid fifty (50) percent to Landlord in their entirety without affecting or reducing any other obligation of Tenant hereunder.

          (f) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

          (g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 13 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

          (h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord Landlord's reasonable attorneys' fees in an amount not to exceed $750.00.

          (i) Notwithstanding anything to the contrary contained herein, regardless of whether Landlord shall consent thereto (or whether such transaction shall otherwise be permitted hereunder upon notice to, but without the consent of Landlord), no assignment of this Lease and no subletting of the Premises or any portion thereof shall release Tenant of Tenant's obligations hereunder, or alter the primary liability of Tenant to pay the Rent and to perform any and all other obligations to be performed by the holder of the tenant interest hereunder, and it shall be an express condition of any assignment or sublease that a fully-executed, original counterpart of the assignment or sublease agreement, in form specified by or otherwise acceptable to Landlord, shall be furnished to Landlord prior to the effective date thereof. Any assignment document shall, among its terms, contain an express agreement by the assignee to assume and be bound by all of the obligations to be performed and discharged by the holder of the tenant interest hereunder, and shall include an affirmation by the assignor of its continuing primary liability hereunder notwithstanding such assignment. Any sublease document shall, among its terms, be expressly subject and subordinate in all respects to this Lease, and the shall contain an affirmation by the sublessor of its continuing primary liability hereunder notwithstanding such sublease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

            (j) Anything in this Article 13 to the contrary notwithstanding (including, without limitation, any provisions herein regarding permitted assignments or subleases) no assignment or sublease shall be permitted under this Lease if, at the time Tenant seeks approval therefor, or at any time thereafter until such assignment or sublease becomes effective and shall be implemented, Tenant is in default beyond applicable cure periods of any of its obligations under this Lease.

     14. LANDLORD'S RIGHT OF ENTRY. Subject to the provisions of Section 38(T) hereof, Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon not less than forty-eight (48) hours notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry other than resulting from the negligence or intentional misconduct of Landlord or its agents; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving not less than three (3) days prior notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

     15.    REPAIRS AND MAINTENANCE.

            (a)    Except as specifically otherwise provided in subparagraphs
(b) and (c) of this Article, Tenant, at its sole cost and expense and throughout the Term (as may be extended) of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs other than repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises with a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). Tenant shall not use or permit the use of any portion of the Premises for outdoor storage except for exterior chemical storage in connection with Tenant's business operations at the Premises, provided that (i) the proposed storage area is designated on the plans to be provided in advance to the Landlord for its approval, (ii) Tenant has received, at its sole cost and expense, all federal, state and local permits, approvals and authorizations for the utilization of said storage area, (iii) the installation, use and operation of the storage area complies with all federal, state and local environmental and other laws, rules and regulations, and (iv) in the event that said storage area utilizes an area that would otherwise constitute one or more parking spaces in the Parking Area, the parking space or spaces utilized for storage area shall be counted in the number of parking spaces that Landlord is required to furnish to Tenant hereunder. Tenant shall be permitted to utilize the area that the previous tenant in the Premises utilized as a storage area provided, however, that Tenant hereby acknowledges that Landlord makes no representations, warranties or covenants regarding whether appropriate federal, state and local permits, approvals, and authorizations were previously obtained in connection with said storage area. When used in this Article 15, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Tenant shall maintain all HVAC systems serving the Building and the Premises.

            (b) Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises. Landlord shall also be responsible, at its sole cost and expense, for correcting any violations of, or as may be necessary to comply with, all municipal, county, state and federal governmental laws, codes and requirements and repairs required to correct latent defects in the Building, subject to the other provisions of this Lease. This requirement does not apply if Tenant's equipment or use of the Premises is the cause for such repair, in which event it shall be Tenant's responsibility at its sole cost and expense to correct said violations.

            (c) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Tenant shall pay its Allocated Share of the cost of all repairs to be performed by Landlord pursuant to this Paragraph 15(c) as Additional Rent as provided, in Article 6 hereof. Tenant will receive a total of one hundred (100) parking spaces for the subject building at no cost to the Tenant, during the entire lease term and any extensions thereof, to be designated for Tenant's sole and exclusive use. Said parking will be located immediately adjacent to the subject building.

            (d) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (d) as Additional Rent as provided in Article 6 hereof.

            (e) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or wilful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant which are not covered by insurance required to be maintained under this Lease shall be made at the sole cost and expense of Tenant.

     16.    INSURANCE; SUBROGATION RIGHTS.

            (a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, comprehensive general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses.

            (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property.

               (c) All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord's Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates and copies of the policy or policies of insurance above referred to, with evidence that the coverages required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates or copies of renewal policies, together with evidence of like paid premiums at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten
(10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand Dollars ($25,000.00) for products liability insurance and Five Thousand Dollars ($5,000.00) for all other insurance coverages must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent, which consent may be withheld by Landlord in its sole, exclusive discretion. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses.

               (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including all risk perils on the Building and on the Project, (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) comprehensive liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord.

               (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party, including Tenant and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured.
Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right to recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

          17. INDEMNIFICATION. Except for any acts of Landlord's willful misconduct or negligent acts, Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant's use of the Premises in violation of the terms of this Lease, (ii) the improper conduct of Tenant's business in violation of this Lease, (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant's agents, contractors or employees and/or negligence or other tortious acts of third-parties not covered by insurance policies required to be maintained under this Lease, and in case Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant shall further indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust from and against any and all third-party claims, actions, damages, liability and expense (including, without limitation, reasonable attorney's fees and disbursements) which may be imposed upon or incurred by or asserted against Landlord by reason of (a) loss of life, personal injury and/or damage to property occurring in or about, or arising out of, the Premises, adjacent sidewalks and loading platforms or areas and common areas appurtenant to the Building occasioned by any act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers, employees and/or third party and (b) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, conditions, limitations or Rules and Regulations contained in this Lease on Tenant's part to be kept, observed and performed. The indemnification set forth in this Section 17 shall not apply in a legal action commenced by Tenant against Landlord for breach by Landlord of its obligations under this Lease; provided, however, that said indemnification shall be applicable in the event a counterclaim is filed by Landlord with respect to said legal action that pertains to a subject matter that is covered by the indemnification set forth in this Section 17.

          18. QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

          19.  FIRE DAMAGE AND OTHER CASUALTIES.

               (a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control.

               (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to the other within sixty (60) days from the date of the casualty), the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty and, assuming normal work crews not engaged in overtime, or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, Landlord and Tenant each shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of receipt of the notice described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission; provided, however, that in addition to the foregoing, in the event Tenant shall have also vacated the Premises because the nature or extent of the damage rendered the Premises untenantable, Tenant may by notice in writing to Landlord within five (5) days of receipt of Landlord's written notice elect to make the termination of the Lease retroactive to the date of such vacation of the Premises by Tenant. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall NOT have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

               (c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election within thirty (30) days after Landlord's knowledge of the damage and of the unavailability or insufficiency of insurance proceeds. If the election is to terminate, Landlord shall give Tenant at least thirty (30) days prior notice specifying the termination date.

                  (d) In the event Landlord has not completed restoration of the Premises within one hundred eighty (180) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord's control which delay in any event will not exceed an additional thirty (30) business days), Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 180 day period (as extended for reasons beyond Landlord's control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy.

                  (e) In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated, provided the deduction or abatement of Rent shall not exceed rent insurance proceeds received by Landlord attributable to the Premises for the period during which it was damaged. Notwithstanding the foregoing, there shall be no abatement in Rent or Additional Rent if Tenant caused or is responsible for the casualty such that insurance proceeds are unavailable therefor.

         20.      SUBORDINATION; RIGHTS OF MORTGAGEE.

                  (a) This Lease shall be subject and subordinate to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such commercially reasonable further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person provided Tenant receives a standard form of Nondisturbance Agreement (defined below) from such mortgagee. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

                  (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Building and/or Project, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have any additional time periods (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant may not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.

                  (c) Attached to this Lease as Exhibit F is a form of Subordination, Attornment and Non-Disturbance Agreement ("Non-Disturbance Agreement") that is hereby deemed to be acceptable in form and substance to each of Landlord and Tenant. Landlord and Tenant hereby each agree that upon request of the existing or a future mortgagee of Landlord, each of Landlord and Tenant shall enter into the Non-Disturbance Agreement or a form of non-disturbance agreement substantially similar to that set forth in Exhibit F. In the event that a future mortgagee shall be unwilling to enter into the Non-Disturbance Agreement as aforesaid, Landlord and Tenant hereby each agrees to utilize their best efforts in good faith to agree to the form of a new non-disturbance agreement with said future mortgage. In the event that Landlord, Tenant and said future mortgagee are unable to agree upon the terms of a new non-disturbance agreement, this Lease shall remain in full force and effect and the obligations of Tenant shall not in any manner be affected except that, anything to the contrary contained in this Lease notwithstanding, this Lease shall not be subject and subordinate to such future mortgage. Tenant shall be obligated to enter into a new non-disturbance agreement provided that its terms are materially similar in substance to the Non-Disturbance Agreement.

         21.      CONDEMNATION.

                  (a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant.

                  (b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the

Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant ninety (90) days prior written notice specifying the termination date.

                  (c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

                  (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than (i) Tenant's right to bring a claim for the cost of the alterations made by Tenant at Tenant's sole cost and expense, provided that said claim does not in any manner or affect adversely affect any condemnation claim by Landlord, and (ii) Tenant's damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

         22. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

         23.      DEFAULT.

                  If:

                  (i) Tenant shall fail to pay any installment of Fixed Rent or any amount of Additional Rent when due and has failed to remit said repayment within five (5) days of date of written notice thereof from Landlord, provided, however, that in the event that any notice is required to be given by Landlord more than two (2) times in any twelve (12) month period of this Lease or more than ten (10) times during the Term or any renewal term of the Lease, Tenant shall be deemed to be in default under this Lease without the requirement of any notice from Landlord.

              (ii) Tenant "vacates" the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied as defined in Section 9(b) hereof.

              (iii) Tenant fails to observe or perform any of Tenant's other agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

              (iv) Tenant makes any assignment for the benefit of creditors,

              (v) Tenant commits an act of federal or state bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law,

              (vi) a petition is filed or any proceeding is commenced against Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,

              (vii) Tenant is adjudicated a bankrupt,

              (viii) Tenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any federal or state bankruptcy or insolvency law,

              (ix) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,

              (x) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days,

              (xi) a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, or

              (xii) Tenant shall have committed an Event of Default under the terms of that certain Lease, dated even date herewith, by and between Landlord and Tenant with regard to that certain land and premises known as 660 Allendale Road, King of Prussia, Pennsylvania, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

    If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

    (a) ACCELERATION OF RENT. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant pursuant to a judgment shall be discounted to present value using an interest rate of ten percent (10%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

    Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

    (b) TERMINATION OF LEASE. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

    Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, with the necessity of giving Tenant any notice to quit or any other further notice, with legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

    (c)   TENANT'S CONTINUING OBLIGATIONS/LANDLORD'S RELETTING RIGHTS

         (1) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable attorneys' fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

         (2) If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

    (d)   LANDLORD'S DAMAGES.

         (1) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

              (A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

              (B) (i) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, in accordance with Section 11 hereof, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term and accordance with Section 11 hereof, and (iii) the costs of reletting commissions; and

              (C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

         (2) The damage sums payable by Tenant under the preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant.

                (3) Landlord may distrain for rent, and enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

           (e) LANDLORD'S RIGHT TO CURE. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord's incurring of costs or expenses.

           (f) ADDITIONAL REMEDIES. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

               (i) TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR EVICTION OF THE TENANT FROM THE PREMISES AND FOR POSSESSION OF THE PREMISES BY LANDLORD, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR EVICTION OR RECOVERY OF SAID POSSESSION, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGEMENT AGAINST TENANT FOR EVICTION AND FOR SUCH POSSESSION. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS TENANT SHALL HAVE COMMITTED AN EVENT OF DEFAULT, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

           (g) INTEREST ON DAMAGE AMOUNTS. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading "Money Rates" in THE WALL STREET JOURNAL, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Default Rate").

           (h) LANDLORD'S STATUTORY RIGHTS. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

           (i) REMEDIES NOT LIMITED. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

           (j) NO WAIVER BY LANDLORD. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

      24. CURING TENANT'S DEFAULTS. If Tenant shall default in the performance of any of its non-monetary obligations hereunder, Landlord without prejudice and in addition to any other rights it may have at law or in equity, after giving Tenant written notice of such default and after failure by Tenant within thirty (30) days of the receipt of such notice to correct or to undertake and diligently pursue correction of said default(s) in which event the thirty day period shall be extended for a reasonable time not to exceed an additional fifteen (15) days (which notice and/or opportunity to cure shall not be required in case Landlord shall determine that an emergency exists requiring prompt action), may cure such default(s) on behalf of Tenant; and

Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in that regard plus interest thereon from the date(s) of expenditure at the Default Rate, which shall be deemed Additional Rent payable hereunder.

      26. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that: (a) Landlord is the fee owner of the Building and the Project; and (b) Landlord has the authority to enter into this Lease.

      27. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month or additional year, at Landlord's option, with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees incurred by Landlord as a result of such holdover. Landlord agrees to treat Tenant as a holdover (as opposed to a trespasser) so long as Landlord and Tenant are negotiating in good faith to extend the term of this Lease.

      28. RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on EXHIBIT "G" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease or materially and adversely affect Tenant's use or occupancy of the Premises. Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

          29.  GOVERNMENTAL REGULATIONS.

               (a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

               (b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

               (c) Landlord shall be responsible for compliance with Title III of the American with Disabilities Act of 1990, 42 U.S.C. Section 12181 ET SEQ. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (E.G. sidewalks and parking areas) and
(ii) with respect to the initial design and construction by Landlord of Landlord's Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work.

               (d) Tenant shall indemnify, protect, defend and save Landlord harmless with regard to any non-compliance or alleged non-compliance by Tenant with any law, order, ordinance, regulation, permit, license or other governmental matter in any way relating to the conduct of Tenant's business or profession in the Premises. If Landlord is named as defendant or a responsible party with respect to any alleged violation or non-compliance by Tenant as aforesaid, Landlord also may require, by notice to Tenant, that the matters or conduct giving rise thereto be discontinued by Tenant unless and until the alleged violation or non-compliance is resolved in Tenant's favor.

          30. NOTICES. Wherever in the Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (E.G. Federal Express) with evidence of receipt required for delivery; or (iii) forwarded by Registered or Certified mail, return receipt requested, postage pre-paid; in all such cases addressed to the parties at the addresses set forth in Article 1(1) hereof.
Each such notice shall be deemed to have given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.
Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

          31. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Article 1(k); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

          32. CHANGE OF BUILDING/PROJECT NAME. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated.

          33. LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Neither Landlord nor any of its partners shall be any personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to Landlord's equity interest in the Project for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

          34. AUTHORITY. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

          35. NO OFFER. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal deliverly thereof by both parties hereto.

          36. RENEWAL. Provided Tenant is not in default of any obligations under this Lease, either at the time of exercise of this option, or at the commencement of the Renewal Term and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for two (2) terms of five (5) years each beyond the end of the initial Term (each, a "Renewal Term"). Tenant shall furnish written notice of its intent to renew at lease twelve (12) months prior to the expiration of the application Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during each Renewal Term shall remain unchanged, except that Tenant shall NOT be entitled to any additional construction allowance under Article 4 or otherwise and except the Fixed Rent to be paid by Tenant to Landlord for each year of each Renewal Term, as set forth in Exhibit B attached hereto and made a part hereof, will be the Fixed Rent for the prior year, increase by three percent (3%). Tenant hereby acknowledges that in the event that Landlord's costs in connection with those items that comprise the Operating Expenses, excluding the items listed in
Section 6(a)(3) hereof, increase from time to time during the Term and any Renewal Term of this Lease, then the Operating Expenses to be charged to Tenant shall increase accordingly. As used in this Lease, the word "Term" shall include any validly exercised Renewal Term.

          37.  ROOF RIGHTS.

               (a) Tenant shall have the obligation to replace the exiting roof of the Premises, in which event the Landlord shall contribute the sume of One Hundred Fifty Thousand Dollars ($150,000.00) to Tenant upon the completion of the roof and Landlord's verification thereof. All of Tenant's work in connection with said roof shall be done in compliance with all appropriate zoning and building code statutes, laws, rules, regulations and ordinances and Tenant shall be responsible, at its own cost and expense, for the procurement of any and all permits and certificates of occupancy in connection therewith. Landlord shall have the right to approve the Tenant's choice of the roofing contractor selected by Tenant, which approval shall not be unreasonably withheld or delayed by Landlord. The roof replacement shall be effected by Tenant within the five (5) year period commencing on the Commencement Date of this Lease. Tenant shall be responsible for all maintenance, repairs and replacement of the roof during the Term and any renewal term of this Lease and, to the extent an assignment is permitted, shall be assigned all warranties and guarantees, if any, held by Landlord with respect thereto for enforcement thereof by Tenant.
In the event that said warranties or guaranties cannot be assigned, Landlord, upon Tenant's request, shall take reasonable steps to enforce said warranties or guaranties.

               (b) So long as it (i) does not impact Landlord's roof warranty and (ii) complies with all applicable laws, rules and regulations, Tenant, at its sole cost and expense but without additional charge hereunder other than utility fees which may be imposed for actual usage, shall have access to the roof of the Building in designated areas mutually agreed upon for the purpose of installation of microwave satellite, antenna and other communications devices or supplemental HVAC units and venting units (collectively, the "Roof Equipment") and with respect to telecommunications installations, Tenant shall use its best efforts to utilize US Realtel to provide such services, or such other contractor as may be acceptable to Landlord, upon its prior written consent and approval, which consent shall not be reasonably withheld or delayed. Notwithstanding the foregoing, all such Roof Equipment shall be for the sole benefit of Tenant and Landlord, shall relate specifically to Tenant's use of the Premises, and shall not be used as a switching station, amplification station or by other tenants or third parties. Tenant shall make a request for approval of the Roof Equipment hereunder by submission of specific plans and specifications for the work to be performed by Tenant. Landlord shall respond in writing within fifteen (15) business days from receipt of the same, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord's judgment, reasonably exercised, unacceptable and with respect to the plans, specifying in detail the nature of Landlord's objection. Tenant shall be solely responsible for the removal of all Roof Equipment and the restoration of the roof upon the expiration or early termination of this Lease unless directed in writing by Landlord otherwise. All installation, repair, replacement and modification of the Roof Equipment shall be coordinated with Landlord, shall only use those contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed by Landlord, and shall be in accordance with the Rules and Regulations set forth herein.

38.  MISCELLANEOUS PROVISIONS.

     A. SUCCESSORS. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

     B. GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law.

     C. SEVERABILITY. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     D. CAPTIONS. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

              E. GENDER. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

              F. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the terms hereof, and in Tenant's case, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

              G. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

              H. TELEFAX SIGNATURES. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

              I. CALCULATION OF TIME. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (LOCAL TIME IN NEWTOWN SQUARE, PENNSYLVANIA) on the last day of the Notice or other period.

              J. NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

              K. TIME OF THE ESSENCE. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

              L. RECORDATION OF LEASE. Tenant shall not record this Lease without the written consent of Landlord. Upon Landlord's request or with Landlord's written consent, the parties agree to execute a short form of this Lease for recording purposes containing such terms as Landlord believes appropriate or desirable, the expense thereof to be borne by Tenant. If such a short form of this Lease is recorded, upon the termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises arising from this Lease or otherwise, all without cost or expense to Landlord.

              M. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

              N. NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

              O. NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

              P. COMPLIANCE WITH LAWS. At the commencement of Tenant's initial Lease Term, and upon Landlord's delivery of the Premises to Tenant, the exterior, and all structural elements, of the Building shall be in compliance with all municipal, county, state and federal laws, codes, and requirements. Landlord and Tenant hereby acknowledge that the respective rights and obligations of Landlord and Tenant with regard to the ADA are addressed in Section 29(c) hereof.

              Q. CONSENT/DUTY TO ACT REASONABLY. Regardless of any reference to the words "sole" or "absolute" (except for matters which (a) are reasonably likely to have an adverse effect on the structural integrity of the Building, (b) are reasonably likely to have an adverse effect on the Building's systems, or (c) are reasonably likely to have an effect on the exterior appearance of the Building, whereupon in each such case Landlord's duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the lease grants Landlord or Tenant the right to take action, exercise discretion, established rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contractions, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which is reasonably likely to result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

              R. DAYS. All references to "notice" shall mean written notice given in compliance with Section 30 of this Lease. Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately", "promptly" and/or "on demand", or their equivalent, are used to specify when such payment is due, then such payment shall be due within five (5) days after the party which is entitled to such payment.

              S. ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days or ten (10) business days in any twelve (12) month period (the "Eligibility Period") as a result of (a) any damage or destruction to the Premises and/or the Building, (b) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required or permitted by this Lease, which substantially interferes with Tenant's use of the Premises, (c) any failure by Landlord to provide Tenant with services or access to the Premises and/or the Building, (d) any eminent domain proceeding which substantially interferes with Tenant's use of the Premises, (e) the presence of Hazardous Materials in, on or around the Premises or the Building which poses a health risk to occupants of the Premises and are not attributable to the acts of Tenant or its employees, agents representatives, licensees or invitees, or (f) construction activities of Landlord on or about the Building and/or Project, and provided that said prevention is not caused by the acts or omissions of Tenant or its employees, agents, representatives, licensees or invitees, Tenant's rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period and for such time, on a day-for-day basis, that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire

Premises shall be abated: provided however, if Tenant re-occupies and conducts its business from any portion of the Premises during such period, the rent allocable to such preoccupied portion, based on the proportion that the rentable area of such re-occupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant form the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building, or Tenant's property, Tenant's abatement period shall continue until Tenant has been given sufficient time and sufficient access to the Premises and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over one (1) weekend. It is hereby acknowledged and agreed, however, that in the event that said prevention is caused by the acts or omissions of Tenant or its employees, agents, representatives, licensees or invitees, Tenant shall have no right to any abatement or reduction of rent hereunder.

              T. Secured Areas. Tenant may designate certain areas of the Premises as "Secured Areas", should Tenant require such areas for the purpose of securing certain valuable property or confidential information, or for conducting research and development or product production activities on the Premises. Tenant shall provide observation windows for all the Secured Areas. All Secured Areas shall be designated on a site plan of the Premises provided to Landlord by Tenant. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days' prior written notice of the specific date and time of such Landlord inspection. Tenant hereby acknowledges that Landlord may be required to enter the Secured Areas in order to comply with federal, state or local statutes, rules or regulations or upon court order and shall be permitted such access in such event. Tenant may require that Landlord be accompanied by an employee of Tenant on all non-emergent entries by Landlord onto the Premises and may change locks on the Premises provided Landlord is supplied with replacement keys.

              U. Removal of Property. Subject to Section 11 hereof, all articles of personal property and all movable business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by or on behalf of Tenant in the Premises shall remain the property of Tenant, and may be removed by Tenant at any time during the Term of the Lease in accordance with the Rules and Regulations for the subject Premises. Subject to the requirements set forth in Section 11 hereof all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and removal partitions owned by Tenant or installed by or on behalf of Tenant in the Premises shall remain the property of Tenant, and may be removed by Tenant at any time during the Term of the Lease in accordance with the rules and regulations for the subject premises; provided, however, that the Tenant shall be required to effect all necessary repairs in connection with said removal at its sole cost and expense and shall be required, at its sole cost and expense, to return that portion of the affected Premises to its original condition.

              V. Construction Activities. Landlord has informed Tenant that Landlord intends to construct a multi-story building and appurtenant improvements adjacent to the Building as part of the Project. Landlord shall use its reasonable efforts to minimize the impact of said construction activities on the business operations of the Tenant. The Tenant hereby acknowledges that as part of said construction activities, Landlord shall be reconfiguring the parking lot that is part of the Premises and the Project and will be performing the Landlord Work. Tenant further acknowledges that a substantial portion of said work will most likely be conducted during normal business hours and the Landlord shall grant access to the Premises to the Tenant and its employees, agents, representatives, licensees and invitees. Landlord shall conduct such construction activities to minimize, to the extent reasonably practicable, adverse impact on Tenant's use and occupancy of the Premises arising as a result of such construction activities.

     39. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE
THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING
OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL,
AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED
THIS LEASE.

     40. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Delaware County and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.

     41. TERMINATION OF EXISTING LEASE. Landlord and Tenant hereby agree that the current Lease between Landlord and Tenant shall terminate on the Commencement Date of this Lease.



          IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

ATTEST:                       LANDLORD:

                              BRANDYWINE OPERATING PARTNERSHIP, L.P.

                              By:   Brandywine Realty Trust,
                                    its general partner


/s/ Anthony A. Nichols, Jr.   By:/s/ Gerard H. Sweeney
---------------------------      ------------------------------------
ANTHONY A. NICHOLS, JR.          Gerard H. Sweeney,
 Vice President-Operations       President and CEO


ATTEST:                       TENANT:

                              THE IMMUNE RESPONSE CORPORATION


/s/ Creighton W. Lawhead      By:/s/ Dennis J. Carlo
---------------------------      ------------------------------------
HEAD OF INVESTOR RELATIONS       Name:
                                 Title: Pres/CEO

                                  EXHIBIT "A"


                                   SPACE PLAN

                                  EXHIBIT "B"

                                 RENT SCHEDULE

Months         Period          Rent PSF     Annual Rent      Monthly Rent
  1-12     11/1/99-10/31/00    $ 8.75       $459,620.00      $38,301.67
 13-24     11/1/00-10/31/01    $ 9.02       $473,802.56      $39,483.55
 25-36     11/1/01-10/31/02    $ 9.29       $487,985.12      $40,665.43
 37-48     11/1/02-10/31/03    $ 9.57       $502,692.96      $41,891.08
 49-60     11/1/03-10/31/04    $ 9.86       $517,926.08      $43,160.51
 61-72     11/1/04-10/31/05    $10.16       $533,684.48      $44,473.71
 73-84     11/1/05-10/31/06    $10.46       $549,442.88      $45,786.91
 85-96     11/1/06-10/31/07    $10.77       $565,726.56      $47,143.88
 97-108    11/1/07-10/31/08    $11.10       $583,060.80      $48,588.40
109-120    11/1/08-10/31/09    $11.43       $600,395.04      $50,032.92
121-132    11/1/09-10/31/10    $11.78       $618,779.84      $51,564.99
133-144    11/1/10-10/31/11    $12.14       $637,689.92      $53,140.83


ATTEST:                        LANDLORD:

                               BRANDYWINE OPERATING PARTNERSHIP, L.P.

                               By:   Brandywine Realty Trust,
                                    its general partner


/s/ Anthony A. Nichols, Jr.    By:/s/ Gerard H. Sweeney
---------------------------      -------------------------------[SEAL]
ANTHONY A. NICHOLS, JR.          Title:
 Vice President-Operations

ATTEST:                        TENANT:

                               THE IMMUNE RESPONSE CORPORATION


/s/ Creighton W. Lawhead       By:/s/ Dennis J. Carlo
---------------------------       ------------------------------[SEAL]
HEAD OF INVESTOR RELATIONS        Title: Pres/CEO

                               FIRST RENEWAL TERM

Months         Period          Rent PSF     Annual Rent      Monthly Rent
 1-12      11/1/11-10/31/12    $12.50       $656,820.60      $54,735.05
13-24      11/1/12-10/31/13    $12.88       $676,525.32      $56,377.11
25-36      11/1/13-10/31/14    $13.27       $696,821.04      $58,068.42
37-48      11/1/13-10/31/15    $13.66       $717,725.64      $59,810.47
49-60      11/1/15-10/31/16    $14.08       $739,257.36      $61,604.78

                               SECOND RENEWAL TERM

Months         Period          Rent PSF     Annual Rent      Monthly Rent
 1-12      11/1/16-10/31/17    $14.50       $761,435.16      $63,452.93
13-24      11/1/17-10/31/18    $14.93       $784,278.12      $65,356.51
25-36      11/1/18-10/31/19    $15.38       $807,806.52      $67,317.21
37-48      11/1/19-10/31/20    $15.84       $832,040.76      $69,336.73
49-60      11/1/20-10/31/21    $16.31       $857,001.96      $71,416.83

RENTAL SCHEDULED BASED ON 52,528 SQUARE FEET

ATTEST:                        LANDLORD:

                               BRANDYWINE OPERATING PARTNERSHIP, L.P.

                               By:   Brandywine Realty Trust,
                                    its general partner


/s/ Anthony A. Nichols, Jr.    By:/s/ Gerard H. Sweeney
---------------------------      -------------------------------[SEAL]
ANTHONY A. NICHOLS, JR.          Title:
 Vice President-Operations

ATTEST:                        TENANT:

                               THE IMMUNE RESPONSE CORPORATION


/s/ Creighton W. Lawhead       By:/s/ Dennis J. Carlo
---------------------------       -------------------------------[SEAL]
HEAD OF INVESTOR RELATIONS        Title: Pres/CEO

                                  EXHIBIT "C"

                             PARKING EASEMENT AREA

                                  EXHIBIT "D"

                             CONSTRUCTION DOCUMENTS

                           MODIFICATIONS TO THE IRC

                    680 MANUFACTURING FACILITY - 1998/1999


In preparation for approval of our Remune-TM- product, modifications to the layout of the facility were necessary to meet FDA guidelines. As you can see from the attached CAD drawings (used for our 1998 meeting with the FDA), the primary area for modifications was the central portion of the building. The modifications focused on several functional areas:

     - Reorganization of our raw materials and quarantine area was completed. This involved installation of racking and reorganization of layout for efficient receipt of raw materials and handling of quarantined and finished goods.

     - Installation of a central processing area for down-stream processing of our product. This included chemical inactivation and column chromatography of the product. This process now utilizes a kill tank system for treatment of waste as permitted by our local municipality.

     - Reorganization and improved efficiencies in our sterile finish and fill suite areas. This included the installation of conveyor belts to improve product flow.

     - Improvements to the air handling and boiler/chiller systems to support the upgraded facilities. This included the installation of redundant equipment to support manufacturing consistency in the event of equipment failure.

After the manufacturing area upgrades were complete, but before manufacturing had begun, Immune Response upgraded the office areas. This included the installation of a new conference room and upgraded lobby entrance. Additionally, the number of offices was increased and systems furniture was installed to support an enhanced workforce.

                       OVERALL VIEW OF I.R.C. INCORPORATED



                                     [MAP]

PLANNED
ENHANCEMENT
PROJECT



                                     [MAP]

NEW BUILDING
CONFIGURATION



                                     [MAP]

                                  EXHIBIT "E"

                          TENANT'S LIST OF MATERIAL'S
                               TENANT'S PERMITS

                     DESCRIPTION OF THE HAZARDOUS MATERIALS
                                       AT
                                    IRC, INC.

SUMMARY:

The 680 Allendale Road facility is classified as a "small quantity generator" and does not treat any hazardous chemical waste on-site. All hazardous wastes are shipped and disposed of by licensed hazardous waste disposal contractor (current contractor is Advanced Environmental Technical Services, EPA #NJD980536593). Infectious dry waste is packaged and shipped off-site for disposal by incineration also by a licensed waste contractor (BFI, EPA #PAD150177939). After chemically inactivating and filtering our product (Remune-TM-), as part of our FDA approved manufacturing process, the resultant fluid is then thermally sterilized and then discharged into the sewer. This process is permitted under our Industrial Wastewater Discharge Permit (permit #98T-0010) issued by Upper Merion Township (a copy of the current permit is attached). Additionally, we are authorized (EPA #PAD981108384) by the Pennsylvania Department of Environmental Protection for the use, storage, and disposal of hazardous materials. As can be seen in the hazardous materials inventory below, overall quantities are very small with the exception of very dilute sodium hydroxide.

The company is inspected annually by both the Upper Merion Municipal Utility Authority and by the Pennsylvania Department of Environmental Protection. Every IRC, Inc. inspection has been violation free. Due to the facility's efforts in discharge compliance and pollution prevention, the Township has awarded IRC, Inc. with the Environmental Compliance Award every year since 1996 and with the Pollution Prevention Award for the last two years. Copies of our latest awards are attached.

Only those materials necessary for production are kept and only in quantities required for our manufacturing process. As is evidenced by the above mentioned inspection results, all hazardous materials are stored in proper containers and under proper storage conditions. Because of the small quantities, low risk nature of our materials, and preparedness of our Emergency Response Team, the risk of any off-site release or property damage is extremely low.

The following is a specific description of the types and volumes of hazardous materials used in our manufacturing process:


CHEMICAL                       QUANTITY
--------                       --------
50% sodium hydroxide            20  4   Liter bottles
beta-propiolactone              120 0.1 Liter bottles/month
acetic acid                     36  4   Liter bottles


CHEMICAL (contd.)                       QUANTITY
--------                                --------
hydrochloric acid                       12  2.5 Liter bottles
methanol                                 4  4   Liter bottles
acetonitrile                             9  4   Liter bottles
ethyl alcohol                            2  4   Liter bottles
benzyl alcohol                           2  4   Liter bottles
propanol                                 2  4   Liter bottles
chloroform                               1  0.5 Liter bottle
dimethyl sulfoxide                       1  5   milliliter bottle
dithiothreital                              >25 grams
diaminobenzidine                            >25 grams
1 M & 0.01 M sodium hydroxide           54  55  gallon Drums


                    INDUSTRIAL WASTEWATER DISCHARGE PERMIT

                             PERMIT NO. 98T-0010
                                        --------


                            UPPER MERION TOWNSHIP

                    INDUSTRIAL WASTEWATER DISCHARGE PERMIT

In accordance with the provisions of Upper Merion Township (hereafter, the Township) Ordinance No. 93-614 and 40 CFR 403.8 and 403.12,

                              IRC, INCORPORATED
                             680 ALLENDALE ROAD
                          KING OF PRUSSIA, PA 19406


Is hereby authorized to discharge industrial wastewater from the above identified facility and through the outfall(s) identified herein into the Township's sewer system in accordance with the conditions set forth in this permit. Compliance with this permit does not relieve the permittee of its obligation to comply with any or all applicable pretreatment regulations, standards or requirements under Local, State, and Federal laws, including any such regulations, standards, requirements, or laws that may become effective during the term of this permit.

Noncompliance with any term or condition of this permit shall constitute a violation of Township Ordinance No. 93-614.

The Township reserves the right to establish by Ordinance more stringent limitations or requirements on discharges to the wastewater disposal system if deemed necessary to comply with the objectives presented in Section 1.1 of Township Ordinance No. 93-614.

This permit is being issued biannually by the Township. This biannual permit is in effect as of October 1, 1998, and expiring at midnight on September 30, 2000.



By: /s/ Janet L. Serfass
   ---------------------------
    Janet L. Serfass
    MIPP Administrator

Issued this 23 day of September, 1998.

                                   EXHIBIT F

                   NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Agreement is made on _______________, between ____________________________
________________("Superior Mortgagee"), whose address is ______________________
________________, BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), whose address is 14 Campus Boulevard, Newtown
Square, Pennsylvania 19073, and THE IMMUNE RESPONSE CORPORATION, a Delaware corporation ("Tenant"), whose address is 5935 Darwin Court, Carlsbad, California 92008, who agree as follows:

     1. RECITALS. This Agreement is made with reference to the following facts and objectives:

         (a) Superior Mortgagee is, or it is anticipated that Superior Mortgagee will become, the beneficiary under a certain mortgage ("Mortgage") on improved property located at 680 Allendale Road, King of Prussia, PA ("Property"), more specifically described in Schedule "__" attached hereto and made a part hereof by this reference. Superior Mortgagee shall also be deemed to include any lender who executes this Agreement and subsequently
acquires title to the building pursuant to a bankruptcy    proceeding
involving Landlord.

         (b) On or about ____________, 199_, Landlord leased to Tenant, and Tenant leased from Landlord, the Property. A copy of the lease between Landlord and Tenant ("Lease") is attached hereto as Schedule "__" and made a part hereof by this reference.

         (c) The parties desire, under the provisions set forth in this Agreement, to assure Tenant that in the event of the foreclosure of the Mortgage, or in the event of a sale in lieu of such foreclosure, or in the event that Superior Mortgagee directly or indirectly becomes the new landlord of the Building because of its providing financing to Landlord, the terms of the Lease shall not be terminated, disturbed, or adversely affected, provided an Event of Default has not occurred under SECTION 23 of the Lease and subject to the cure rights set forth in SECTION 23 of the Lease ("Tenant Default"). All terms with initially capitalized letters, which are not otherwise defined in this Agreement, shall have the meanings ascribed to them in the Lease unless the context indicates otherwise.

     2. SUBORDINATION. Subject to all the terms and provisions of this Agreement, the Lease and the rights of Tenant thereunder are and shall continue hereafter to be subject and subordinate to the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby and to any renewals, modifications, consolidations, replacements, and extensions thereof including any increase in the indebtedness secured thereby or any

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supplements thereto; PROVIDED, HOWEVER, that Superior Mortgagee acknowledges, consents and agrees to all the terms and provisions of the Lease and Tenant's use and occupancy of the Property thereunder.

     3. ATTORNMENT. If Landlord is in default under the Mortgage after expiration of the applicable period that Landlord has in which to cure its default, and if a foreclosure sale takes place due to such default, or if Superior Mortgagee shall notify Tenant of such transfer of title to the Property or if Superior Mortgagee becomes the new Landlord of the Building, after receipt of such notice, upon the effective date of such transfer of title, and after Tenant has received written notice of such transfer of title, Tenant shall attorn to Superior Mortgagee as Tenant's landlord under the Lease, and Tenant agrees to execute any instruments reasonably requested to evidence such attornment. Upon attornment, the Lease shall continue in full force and effect, so long as a Tenant Default has not occurred, and Tenant shall perform all Tenant's obligations under the Lease directly to Superior Mortgagee, as if Superior Mortgagee were the landlord under the Lease. Tenant agrees to make any modifications of the Lease requested by Superior Mortgagee hereunder, provided that such modifications do not adversely affect any right of Tenant under the Lease or increase any of Tenant's monetary obligation s under the Lease.

     4. NON-DISTURBANCE BY SUPERIOR MORTGAGEE. If a Tenant Default is not in existence at the time of the transfer of title as provided in the above paragraph, the Lease shall continue with the same force and effect as if Superior Mortgagee and Tenant had entered into a lease with the same provisions as those contained in the lease, and the terms of the Lease and Tenant's leasehold estate in the Property shall not be terminated, disturbed, or adversely affected, except according to the terms of the Lease.

     5. CONDITIONS OF SUPERIOR MORTGAGEE'S RECOGNITION. Until a Tenant Default occurs, Superior Mortgagee or such other purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term and any renewals thereof with the same force and effect as if Superior Mortgagee or such other purchaser were the Landlord under the Lease, and Superior Mortgagee and Tenant shall immediately enter into a written agreement with the same provisions as those in the Lease, except for any technical changes that are necessary because of the substitution of Superior Mortgagee in place of Landlord; provided, however, that Superior Mortgagee, or such other purchaser, shall not be (i) liable for any act or omission of Landlord or any other prior lessor which occurred prior to the time the Superior Mortgagee purchased or acquired its interest under the Lease, except that Tenant shall have the right to deduct from rents next due under the Lease any (a) remaining credit of Fixed Rent or Recognized Expenses and Taxes (collectively "Operating Expenses"), (b) unpaid amounts for Tenant's work (including any allowances for expansions, renewals, initial construction, remodeling or refurbishing), or the cost incurred by Tenant in constructing or completing any Landlord's Work which were required to be constructed or completed by Landlord at Landlord's expenses, (c) unpaid arbitration or court award, (d) unpaid commission due and owing to Tenant's real estate broker all as set forth in the Lease, (ii) except as provided in (i) to the contrary, obligated to cure any defaults of

Landlord or any other prior lessor under the Lease which occurred prior to the time that Superior mortgage purchased or acquired its interest under the Lease (except to the extent that the default is not monetary and remains in existence at the time the Superior Mortgagee purchased or acquired its interest under the Lease and is required to be cured to allow Tenant to use the Building and the Premises for its normal and customary business operations and if after the Superior Mortgagee acquires possession of the Building, the Superior Mortgagee commences to cure such default and diligently proceeds to cure such default, Superior Mortgagee shall not be responsible for any damages caused by the prior Landlord's default), (iii) except as provided in (i) to the contrary, subject to any offsets or defenses which Tenant may be entitled to assert against Landlord or any other prior lessor, (iv) bound by any payment of rent or additional rent by Tenant to Landlord or any other prior lessor for more than one month in advance, (v) bound by any amendment or modification of the Lease which would adversely affect any right of Landlord under the Lease and without the written consent of Superior Mortgagee or such other purchaser who has first, in writing, notified Tenant of its interest, which consent cannot be unreasonably withheld, or (vi) except as provided in (i) to the contrary, liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to Landlord or any other prior lessor, whether or not still held by Landlord, unless and until Superior Mortgagee or such other purchaser has actually received for its own account as landlord the full amount of such security deposit, or any portion thereof (such liability and responsibility being limited to the amount received, if any).

     6. SUPERIOR MORTGAGEE'S RIGHT TO CURE LEASE DEFAULTS. In the event of a default by Landlord or other occurrence under the Lease that would give rise to an offset against rent payable pursuant to the Lease, or a right of Tenant to terminate the Lease, Tenant will give Superior Mortgagee notice of such default or occurrence pursuant to the terms of Section 8 of this Agreement and will give Superior Mortgagee a period of the greater of (i) thirty (30) days after written notice to Superior Mortgagee, or (ii) such time as is provided to the Landlord under the Lease to cure such default or rectify such occurrence. It is understood that the time period available to Superior Mortgagee to cure such default may run concurrently with the time period available to Landlord to cure such default. Tenant agrees that notwithstanding any provision of the Lease to the contrary, it will not be entitled to cancel the Lease, or to abate or offset against the rent, or to exercise any other right or remedy until Superior Mortgagee has been given written notice of default and an opportunity to cure the same as provided herein.

     7.  COVENANTS OF SUPERIOR MORTGAGEE.

     (a) Superior Mortgagee shall, at the request of Tenant, oppose any rejection of this Lease in the event a bankruptcy proceeding is instituted involving Landlord as the debtor.

     (b) Superior Mortgagee shall serve Tenant, in the same manner and at the same time, with a copy of all notices it serves on Landlord with respect to any default by Landlord on any obligation of Landlord to Superior Mortgagee.

    8.   MISCELLANEOUS

         (a) NO EFFECT ON MORTGAGE. Nothing in this Agreement shall be deemed to change in any manner the provisions of the Mortgage as between Superior Mortgagee and Landlord or to waive any right that Superior Mortgagee may now have or later acquire against Landlord by reason of the Mortgage.

         (b) ATTORNEYS' FEES. If any party commences an action against any of the other parties arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of such action.

         (c) NOTICE. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to another party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Agreement. Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within two (2) business days from the time of mailing, if mailed as provided in this paragraph.

         (d) SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns.

         (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

         (f) NO MODIFICATIONS UNLESS IN WRITING. This Agreement contains all of the agreements and understandings between the parties hereto regarding this Agreement relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such Lease. This Agreement supersedes any and all prior agreements and understandings between Landlord, Tenant and Superior Mortgagee and alone expresses the agreement of the parties. This Agreement shall not be amended, changed or modified in any way unless in writing executed by Landlord, Tenant and Superior Mortgagee. Landlord, Tenant and Superior Mortgagee shall not have waived or released any of their rights hereunder unless in writing and executed by Landlord, Tenant and Superior Mortgagee.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           LANDLORD:

                           BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                           a Delaware limited partnership
                           By: Brandywine Realty Trust,
                               its general partner

                           By:
                              ---------------------------------------
                           Its:
                               --------------------------------------


                           TENANT:

                           THE IMMUNE RESPONSE CORPORATION,
                           a Delaware corporation

                           By:
                              ---------------------------------------
                           Its:
                               --------------------------------------


                           SUPERIOR MORTGAGEE:

                           ------------------------------------------
                           a
                            -----------------------------------------


                           By:
                              ---------------------------------------
                           Its:
                               --------------------------------------

                               EXHIBIT "G"

                     BUILDING RULES AND REGULATIONS
                     LAST REVISION: NOVEMBER 1, 1999

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant, shall be binding upon him in a like manner as if originally prescribed provided in no event shall such modifications materially and adversely affect Tenant's use or occupancy of the Premises under the Lease. Landlord will notify Tenant in writing thirty (30) days prior to the implementation of any materials changes to the Building Rules and Regulations.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant's premises.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules until the plans for said showcases or other articles have been submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant whose employees, agents, visitors, clients, or licensees shall have caused same.

5. Subject to Tenant's right to effect Alterations to the Building as set forth in the Lease, no tenant, without the prior written consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Building.

6. Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require the prior written approval of Landlord.

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7.  No baby carriages, vehicles (other than bicycles) or animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

8. Except for orders emitted by Tenant in connection with its business operations in compliance with Applicable Environmental Law (as defined in the Lease), no tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9. No space in the Building shall be used for sale at auction of merchandise, goods or property of any kind.

10. No tenant may change the use of the premises from that Permitted under the Lease without the prior written approval of Landlord.

11. No tenant, or employees of Tenant, shall disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing or in any way.

12. No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

13. Except as specified to the contrary in the Lease, Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein except for: coffee machine, microwave oven or vending machines, or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

14. Except for the existing exterior main entry area facing Allendale Road, no smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks or parking lot area except for those exterior areas specifically designated by the Tenant, and subject to Landlord's approval, which shall not be unreasonably withheld, as smoking areas. All cigarette ashes and butts are to be deposited in the exterior containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

15. Tenant shall be permitted to install its own locks and security system through the exterior and interior of the Premises provided that the Tenant shall provide to Landlord a copy of its lock and security plan upon the termination of its tenancy. In addition, the Tenant, upon the termination of its tenancy, shall return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

16. Tenant shall not use the name of the Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Tenant shall place into effect a security system requiring all persons entering the Premises or the Building to log in when entering the Premises or Building.

18. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

19. No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

20. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, licensees, invitees or visitors.

21. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

22. Any work to be performed by Landlord in connection with the Premises or the Building shall be in accordance with the provisions of the Lease. Tenant's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

23. Except for Landlord's negligent or intentional acts, Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or common areas of the Project regardless of whether such loss occurs when an area is locked against entry or not.

24. Tenant and its agents, employees, licensees, visitors and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

                             *********************

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                                    [LOGO]
                            THE IMMUNE RESPONSE
                                 CORPORATION


November 10, 1999




Melinda Monostra, RPA
Property Manager
Brandywine Realty Trust
14 Campus Boulevard, Suite 100
Newtown Square, PA 19073

Re:   680 Allendale Road, King of Prussia, PA

Dear Melinda,

In accordance with the new lease dated 11/1/99 for the above referenced facility, it is our understanding we will now be responsible for operating expenses for an estimated amount of $6,250 monthly. However, as you are aware, we have paid $14,526.18 for the quarterly installment of real estate taxes and insurance. This amount is equal to three monthly payments of $4,842.06 for October, November and December. We are deducting this amount from the monthly amount due for November of $6,250. The remaining balance due for November and December is $1,407.94 per month. Enclosed is our check in the amount of $1,407.94 for November. We will include the additional amount due for December with the monthly rent check.

Please feel free to contact me directly at (760) 603-3352, should you have any questions.

Sincerely,


/s/ Grace Turner
Grace Turner
Benefits and Facilities Administrator

/gt


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